UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2016

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-560-9198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2015, the Company entered into a loyalty agreement with Help Worldwide, Inc. (“HWW”) which provided that the Company would join the HWW network and become a licensed Loyalty Program Operator (“LPO”) to enable delivery of a Yowza!! Points program for consumers and merchants in the Yowza!! program. HWW was also to build a Yowza!! branded Rewards Mall for the redemption of Yowza!! Points. On March 28, 2016, a settlement agreement was signed between the Company and HWW, terminating the LPO license agreement executed in May 2015. The settlement agreement stipulates that on or about March 31, 2016, HWW will return 6,500,000 of the 7,000,000 shares of Spindle restricted common stock issued to HWW for the license fee. On March 31, 2016, the shares were received by the Company and will be sent to the transfer agent to be returned to treasury. The LPO license agreement was terminated amicably and not due to default or breach by any party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPINDLE, INC.
(Registrant)

Date: April 1, 2016	By:	/s/ William E. Clark
Name: William E. Clark
Title: Chief Executive Officer

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